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                                                                    Exhibit 3-79
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         STATE OF DELAWARE
         SECRETARY OF STATE
      DIVISION OF CORPORATIONS
    FILED 04 : 02 PM 09/30/1998
        981380632 - 2950913


                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                        GENESIS ELDERCARE CENTERS I, L.P


     First: The name of this Limited Partnership shall be: Genesis ElderCare Centers I, L.P.

     Second: Its registered office in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, Delaware, 19801, County of New Castle, its registered agent is The Corporation Trust Company at such address.

     Third: The name, and mailing address of each general partner is as follows.

               Genesis ElderCare Partnership Centers, Inc.
               101 East State Street
               Kennett Square, PA 19348

     Fourth: Any other matters the partners determine to include therein:

   IN WITNESS WHEREOF, the undersigned, being the general partners herein before named, here executed, signed and acknowledged this certificate of Limited Partnership this 29th day of September, 1998.

                                   Genesis ElderCare Partnership Centers, Inc.

                                   By: Genesis HealthCare Centers Holdings,
                                       Inc., its sole shareholder

                                   /s/ Ira C. Gubernick
                                   --------------------------
                                   Name: Ira C. Gubernick
                                   Title:  Incorporator